EXHIBIT (j)
                                Power of Attorney

                                Power of Attorney

                                 With Respect To

                    Ameritas Variable Life Insurance Company

              Variable Annuity and Variable Life Insurance Products

Haluk Ariturk,

whose signature appears below, constitutes and appoints Donald R. Stading and William J. Atherton, and any such person(s) as Donald R. Stading may designate in writing directed to the President of Ameritas Variable Life Insurance Company, and each of them, as his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any registration statements and amendments thereto and similar documents for Ameritas Life Insurance Company variable annuity and variable life insurance products, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and necessary regulatory authorities of any State, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

This Power of Attorney is effective April 1, 2003 and remains in effect until revoked or revised.

                                                  /S/ Haluk Ariturk
                                              ----------------------------
                                                      Haluk Ariturk
                                                         Director